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                                  EXHIBIT 23.5

              Consent of Independent Certified Public Accountants


     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Global Imaging Systems, Inc. 401(k) Retirement Plan of our report dated December 19, 1997 with respect to the financial statements of Duplicating Specialties, Inc.


                                        /s/ Moss Adams LLP

Vancouver, Washington
August 28, 1998